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October 31, 2017
United Insurance Holdings Corp.
800 2nd Avenue South
St. Petersburg, Florida 33701

Re:	United Insurance Holdings Corp. - Registration Statement on Form S-3 filed on October 31, 2017
Ladies and Gentlemen:
We have acted as legal counsel to United Insurance Holdings Corp., a corporation organized under the laws of the State of Delaware (the “Registrant”), in connection with its filing of a shelf registration statement on Form S-3 (File No. 333- ), filed with the Securities and Exchange Commission (the “Commission”) on October 31, 2017 (the “Registration Statement”), in connection with the registration, pursuant to the Securities Act of 1933, as amended (including the rules and regulations thereunder, the “Securities Act”), of the contemplated issuance from time to time of the Registrant’s: (1) common stock, par value $0.0001 per share (the “Common Stock”); (2) preferred stock, par value $0.0001 per share (the “Preferred Stock”); (3) debt securities (the “Debt Securities”); (4) warrants (the “Warrants”); (5) contracts for the purchase and sale of Common Stock or Preferred Stock (the “Stock Purchase Contracts”); and (6) stock purchase units (the “Stock Purchase Units”). The securities to be registered pursuant to the Registration Statement are referred to collectively as the “Securities” and individually as a “Security.”

We are members of the Florida Bar and we have not considered, and do not herein express any opinion as to, the laws of any jurisdiction other than the laws of the State of Florida, the Delaware General Corporation Law (the “DGCL”) and the Federal Laws of the United States, in each case as in effect on the date hereof, and we do not express any opinion as to the effect of any other laws on the opinion stated herein. We expressly disclaim any obligation to update our opinions herein, regardless of whether changes in such laws come to our attention after the delivery hereof.
We have examined and relied on originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or appropriate for the purposes of this opinion letter. In such examination, we have assumed (a) the authenticity of all original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; (d) that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Securities Act; (e) that a prospectus supplement will have been filed with the Commission describing the Securities offered thereby; (f) that all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (g) that a definitive purchase, underwriting or similar agreement (an “underwriting agreement”) with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Registrant and the other parties thereto; (h) that any Debt Securities that may be issued will be issued in a form that complies with the applicable indenture, and that such indenture and any supplemental indenture to be entered into in connection with the issuance of such Debt Securities will be manually signed or countersigned, as the case may be, by duly authorized officers of the trustee named therein; and (i) that any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise. We have assumed that the terms of the Securities will have been established so as not to, and that the execution and delivery by the parties thereto and the performance of such parties’ obligations under, the Securities will not, violate, conflict with or constitute a default under (i) any agreement or instrument to which the parties thereto are subject, (ii) any law, rule or regulation to which the parties thereto are subject, (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority. As to any facts material to the opinions expressed herein

Our File Number: 40848.00004
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that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Registrant and others.
This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and has been prepared and is to be construed in accordance with the Report on Third-Party Legal Opinion Customary Practices in Florida, dated as of December 3, 2011 (the “Report”). The Report is incorporated by reference into this opinion letter. For purposes of construing the Report, the “client” as referenced in the Report is the Registrant.

Opinions

Based upon the foregoing, and subject to the limitations, qualifications, exceptions, and assumptions set forth in the Report or this opinion letter, we are of the opinion that:
1.With respect to any shares of Common Stock to be offered by the Registrant pursuant to the Registration Statement (the “Offered Common Shares”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act, (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Common Shares has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iii) if the Offered Common Shares are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Common Shares has been duly authorized, executed and delivered by the Registrant and the other parties thereto, (iv) the Offered Common Shares have been duly authorized and the Board of Directors of the Registrant (the “Board”), including any appropriate committee appointed thereby, and appropriate officers of the Registrant have taken all necessary corporate action to approve the issuance of the Offered Common Shares, the consideration to be received therefor and related matters (and such action is in full force and effect at all times at which the Offered Common Shares are offered or sold by the Registrant), (v) the terms of the issuance and sale of the Offered Common Shares have been duly established in conformity with the organizational documents of the Registrant, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Registrant and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Registrant, and (vi) certificates in the form required under the DGCL representing the Offered Common Shares, if any, are duly executed, countersigned, registered and delivered upon payment of the agreed upon consideration therefor, the Offered Common Shares, when issued, sold and paid for in accordance with the applicable underwriting agreement with respect to the Offered Common Shares, will be validly issued, fully paid, and nonassessable.

2.With respect to the shares of any series of Preferred Stock to be offered by the Registrant pursuant to the Registration Statement (the “Offered Preferred Shares”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act, (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Preferred Shares has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iii) if the Offered Preferred Shares are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Preferred Shares has been duly authorized, executed and delivered by the Registrant and the other parties thereto, (iv) the Offered Preferred Shares have been duly authorized and the Board, including any appropriate committee appointed thereby, and appropriate officers of the Registrant have taken all necessary corporate action to approve the issuance, terms and sale of the Offered Preferred Shares, the consideration to be received therefor and related matters (and such action is in full force and effect at all times at which the Offered Preferred Shares are offered or sold by the Registrant), (v) a certificate of designation conforming to the DGCL regarding such series of Preferred Stock has been filed with, and accepted for filing by, the Secretary of State of the State of Delaware, (vi) the terms of the Offered Preferred Shares and of their issuance and sale have been duly established in conformity with the terms of the particular series as established by the Board, so as not to violate any applicable law, the organizational documents of the Registrant or result in a default under or breach of any agreement or instrument binding upon the Registrant and so as to comply with any requirement or restriction imposed by any court or governmental body having

Our File Number: 40848.00004
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jurisdiction over the Registrant, and (vii) certificates in the form required under the DGCL representing the Offered Preferred Shares, if any, are duly executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor, the Offered Preferred Shares, when issued, sold and paid for in accordance with the applicable underwriting agreement, will be validly issued, fully paid, and nonassessable.

3.With respect to any series of Debt Securities to be offered by the Registrant pursuant to the Registration Statement (the “Offered Debt Securities”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act and the Indentures have been qualified under the Trust Indenture Act of 1939, as amended, (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iii) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Registrant and the other parties thereto, (iv) the Offered Debt Securities have been duly authorized and the Board, including any appropriate committee appointed thereby, and appropriate officers of the Registrant have taken all necessary corporate action to approve the issuance and terms of the Offered Debt Securities and related matters (and such action is in full force and effect at all times at which the Offered Debt Securities are offered or sold by the Registrant), (v) the applicable indenture and any supplemental indenture in respect of such Offered Debt Securities have been duly authorized, executed and delivered by each party thereto, (vi) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the Indentures and reflected in appropriate documentation approved by us and, if applicable, executed and delivered by each party thereto, so as not to violate any applicable law, the organizational documents of the Registrant or result in a default under or breach of any agreement or instrument binding upon the Registrant and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Registrant, and (vii) the Offered Debt Securities have been issued in a form that complies with, and have been duly executed and authenticated in accordance with, the provisions of the applicable indenture and any supplemental indenture to be entered into in connection with the issuance of such Offered Debt Securities and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities, when issued and sold in accordance with the applicable indenture, any supplemental indenture to be entered into in connection with the issuance of such Offered Debt Securities and the applicable underwriting agreement, if any, , will be valid and binding obligations of the Registrant, enforceable against the Registrant in accordance with their respective terms.

4.With respect to any Warrants to be offered by the Registrant pursuant to the Registration Statement (the “Offered Warrants”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act, (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Warrants has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iii) the Offered Warrants have been duly authorized and the Board, including any appropriate committee appointed thereby, and appropriate officers of the Registrant have taken all necessary corporate action to approve the issuance of the Offered Warrants, the consideration to be received therefor and related matters (and such action is in full force and effect at all times at which the Offered Warrants are offered or sold by the Registrant), (iv) the warrant agreement with respect to the Offered Warrants (the “Warrant Agreement”) has been duly authorized, executed and delivered by the Registrant and the other parties thereto, (v) the terms of the issuance and sale of the Offered Warrants have been duly established in conformity with the Warrant Agreement, so as not to violate any applicable law, the organizational documents of the Registrant or result in a default under or breach of any agreement or instrument binding upon the Registrant and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Registrant, and (vi) the Offered Warrants have been duly executed and delivered against payment therefor, pursuant to the Warrant Agreement, the Offered Warrants will be valid and binding obligations of the Registrant, enforceable against the Registrant in accordance with their respective terms.

5.With respect to any Stock Purchase Contracts to be offered by the Registrant pursuant to the Registration

Our File Number: 40848.00004
Writer’s Direct Dial Number: (954) 713-6434
Writer’s Direct Fax Number: (954) 888-2033
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Statement (the “Offered Purchase Contracts”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Purchase Contracts has been prepared, delivered and filed in compliance with the Securities Act; (iii) the terms of the issuance and sale of the purchase contract agreement or similar agreement have been duly established in conformity with the Offered Purchase Contracts; and (iv) the Offered Purchase Contracts have been duly executed and delivered against payment therefor, in each case so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Registrant and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Registrant, the Offered Purchase Contracts, when issued and sold in accordance with the purchase contract agreement or similar agreement and in the form and in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, will be valid and legally binding obligations of the Registrant, enforceable against the Registrant in accordance with their respective terms.

6.With respect to any Stock Purchase Units to be offered by the Registrant pursuant to the Registration Statement (the “Offered Stock Purchase Units”), when (i) the purchase agreements relating to the Offered Stock Purchase Units have been duly executed and delivered; (ii) the terms of the Offered Stock Purchase Units and of their issuance and sale have been duly established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Registrant and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Registrant; (iii) the terms of the collateral arrangements relating to such Offered Stock Purchase Units have been duly established and the agreement(s) relating thereto has been duly executed and delivered, in each case so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Registrant and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Registrant, and the collateral has been deposited with the collateral agent in accordance with such arrangements; and (iv) the purchase agreements for the Offered Stock Purchase Units have been duly executed, authenticated, if required, and delivered in accordance with the applicable purchase agreements for the Offered Stock Purchase Units, and issued and sold in the form and in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, such Offered Stock Purchase Units will constitute valid and binding obligations of the Registrant, enforceable against the Registrant in accordance with their terms.

Nothing contained in this opinion letter shall be deemed to be an opinion other than those opinions set forth in the immediately preceding six enumerated paragraphs.
Limitations and Qualifications
To the extent that the obligations of the Registrant under an indenture may be dependent on such matters, we further have assumed for purposes of this opinion letter that the trustee under each indenture (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) is duly qualified to engage in activities contemplated by such indenture; (iii) has duly authorized, executed and delivered such indenture and such indenture constitutes the legally valid and binding obligation of such trustee enforceable against such trustee in accordance with its terms; (iv) is in compliance, with respect to acting as a trustee under such indenture, with all applicable laws and regulations; and (v) has the requisite organizational and legal power and authority to perform its obligations under such indenture.
The opinions set forth above are subject to the effects of (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors’ rights generally; (b) general equitable principles (whether considered in a proceeding in equity or at law); (c) an implied covenant of good faith and fair dealing; (d) provisions of law that require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars; (e) limitations by any governmental authority that limit, delay or prohibit the making of payments outside the United States; and (f) generally applicable laws that (1) provide for the enforcement of oral waivers or modifications where a material change of position in reliance thereon has occurred

Our File Number: 40848.00004
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or provide that a course of performance may operate as a waiver, (2) limit the availability of a remedy under certain circumstances where another remedy has been elected, (3) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, gross negligence, recklessness, willful misconduct or unlawful conduct, (4) may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed-upon exchange, (5) may limit the enforceability of provisions providing for compounded interest, imposing increased interest rates or late payment charges upon delinquency in payment or default or providing for liquidated damages or for premiums or penalties upon acceleration, or (6) limit the waiver of rights under usury laws. Furthermore, the manner in which any particular issue relating to the opinions would be treated in any actual court case would depend in part on facts and circumstances particular to the case and would also depend on how the court involved chose to exercise the wide discretionary authority generally available to it.
We express no opinion as to whether, or the extent to which, the laws of any particular jurisdiction apply to the subject matter hereof, including, without limitation, the enforceability of the governing law provision contained in any Securities and their governing documents

The opinions set forth in this opinion letter are limited to matters expressly set forth herein, and no opinion is to be implied or may be inferred beyond the matters expressly stated herein. We have assumed no obligation to advise you beyond the opinions specifically expressed herein. Except as provided in the next paragraph, this opinion letter may not be disclosed, quoted, filed with a governmental agency or otherwise referred to without our written consent.
We hereby consent to the filing of copies of this opinion letter as an exhibit to the Registration Statement and to the use of our name in the prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.
Respectfully submitted,
/s/ GUNSTER, YOAKLEY & STEWART, P.A.
GUNSTER, YOAKLEY & STEWART, P.A.

DCS/RBL/GLS
FTL_ACTIVE 5035514.6